UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2014, HSN, Inc., a Delaware corporation (the “Company”), issued a press release announcing that Jeffrey C. Kuster joined the Company as President, Cornerstone Brands and an Executive Officer of HSNi. A copy of this press release is furnished as Exhibit 99.1 to this report.

Mr. Kuster has held various senior leadership positions with Fruit of the Loom including President, Vanity Fair Brands Europe from April 2007 to September 2011, Chief Executive Officer EMEA and India from October 2011 to December 2012, and Executive Vice President, Chief Marketing and Strategy Officer from January 2013 to April 2014. From January 2001 through March 2007, Mr. Kuster held positions of increasing responsibility with VF Corporation.

In connection with his appointment, the Company entered into a letter agreement with Mr. Kuster to be effective upon commencement of his employment with the Company. The agreement provides as follows:

•	Mr. Kuster will be paid an annual base salary of $600,000.

•	He will be eligible to participate in the Company’s short-term incentive plan with a target bonus of 75% of base salary, and long-term incentive plan with a target bonus of 100% of base salary. Awards under the plans will be based on measures of both corporate financial performance and individual goals and objectives.

•	Effective the first of the month following his date of hire, Mr. Kuster will be granted an award of restricted stock units, or RSUs, equal to 100% of his base salary based on fair value of the Company’s common stock on the grant date. The RSUs will vest in five equal annual installments, with 20% vesting on each of the following anniversaries of his date of hire.

•	Mr. Kuster will be eligible for relocation including up to two trips per month between St. Pete and his home during the relocation.

•	Mr. Kuster will also be eligible to participate in the Company’s Named Executive Officer Severance Plan. The plan generally provides for severance benefits in the event of a termination by the Company without Cause or by the Executive for Good Reason (as such terms are defined in the plan). The Named Executive Officer Severance Plan was previously filed with the Company’s Current Report on Form 8-K dated November 23, 2009 and filed with the U.S. Securities and Exchange Commission on November 24, 2009.

The Company intends to enter into its standard form of non-compete, non-solicitation, confidentiality and proprietary rights agreement with Mr. Kuster on substantially the same terms as those entered into with its other executive officers.

Since January 1, 2014, Mr. Kuster has not been a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000. There are no family relationships between Mr. Kuster and any other director or executive officer of the Company.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall this information or this exhibit be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated December 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.
Dated: December 1, 2014
	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer

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